Exhibit 7.    Consent of Independent Auditor


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-18881 of United of Omaha Separate Account B of our report dated February 2, 1998, on the financial statements of United of Omaha Separate Account B and our report dated February 17, 1998, on the financial statements of United of Omaha Life Insurance Company appearing in the Registration Statement, and to the related reference to us under the heading "Independent Auditors".







DELOITTE & TOUCHE LLP



Omaha, Nebraska
April 15, 1998

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